Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Combined Proxy Statement/Prospectus and to the incorporation by reference of our reports dated:

•

October 20, 2010 with respect to the financial statements and financial highlights of RiverSource California Tax-Exempt Fund and RiverSource New York Tax-Exempt Fund included in the Annual Reports for the year ended August 31, 2010;

•

November 20, 2009 with respect to the financial statements and financial highlights of Seligman California Municipal High-Yield Fund, Seligman California Municipal Quality Fund, Seligman New York Municipal Fund, and Seligman National Municipal Fund included in the Annual Reports for the year ended September 30, 2009; and

•	January 20, 2010 with respect to the financial statements and financial highlights of RiverSource Tax-Exempt High Income Fund included in the Annual Report for the year ended November 30, 2009 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

November 2, 2010